UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 West Monroe Chicago, Illinois	60661
(Address of registrant’s principal executive office)	(Zip code)

(866) 374-2678

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	AGTE	New York Stock Exchange, NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

On March 1, 2021, Adtalem Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Adtalem Global Education Inc. (the “Company”), issued $800,000,000 aggregate principal amount of 5.500% Senior Secured Notes due 2028 (the “Notes”), which mature on March 1, 2028, pursuant to an indenture, dated as of March 1, 2021 (the “Indenture”), by and between the Escrow Issuer and U.S. Bank National Association, as trustee and notes collateral agent. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Escrow Issuer has deposited the net proceeds of the offering, along with certain additional funds, into a segregated depositary account (the “Escrow Account”). The Company intends to use the net proceeds of the offering, along with other financing sources, to finance the purchase price payable in connection with the Company’s previously announced acquisition (the “Acquisition”) of Walden e-Learning, LLC and Walden University, LLC and to pay related fees and expenses.

Upon consummation of the Acquisition, the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”), and the Company will assume all of the Escrow Issuer's obligations under the Notes, the Indenture, any supplemental indentures thereto, the applicable collateral documents and the other applicable documents (the “Assumption”) and subject to the satisfaction of certain other conditions, the net proceeds from the offering and the other additional funds will be released from the Escrow Account to the Issuer or its designee. If the Acquisition is not consummated, the Escrow Issuer will be required to redeem the Notes at a price equal to 100% of the issue price of the Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date. The term “Issuer” refers (a) prior to the Assumption, to the Escrow Issuer and (b) from and after the Assumption, to the Company.

The Notes were issued at 100.0% of their par value. The Notes bear interest at a rate of 5.500% per year, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2021, to holders of record on the preceding February 15 and August 15, as the case may be. The Notes will initially be the senior secured obligations of the Escrow Issuer, secured only by the amounts deposited in the Escrow Account. Upon the consummation of the Escrow Merger, the Assumption and the release of funds from the Escrow Account, the Notes will be guaranteed by certain of the Company’s subsidiaries that are or will be borrowers or guarantors under its senior secured credit facilities and certain of its other senior indebtedness, subject to certain exceptions (the “Guarantors”). Upon the consummation of the Escrow Merger, the Assumption and the release of funds from the Escrow Account, the Notes will be secured, subject to permitted liens and certain other exceptions, by first priority liens on the same collateral that secures the obligations under the Company’s senior secured credit facilities.

Upon the occurrence of a change of control or upon the sale of certain assets in which the Issuer does not apply the proceeds as required, the Issuer will be required to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the applicable repurchase date.

At any time prior to March 1, 2024, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium set forth in the Indenture and accrued and unpaid interest, if any, to, but not including, the redemption date. The Issuer may redeem the Notes, in whole or in part, at any time on or after March 1, 2024 at redemption prices equal to 102.750%, 101.375% and 100.000% of the principal amount of the Notes redeemed if the redemption occurs during the twelve-month periods beginning on March 1 of the years 2024, 2025 and 2026 and thereafter, respectively, in each case plus accrued and unpaid interest, if any, thereon to, but not including, the applicable redemption date. In addition, at any time prior to March 1, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 105.500% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds the Issuer receives from one or more qualifying equity offerings.

The Notes contain covenants that, following the Assumption, will limit the ability of the Issuer and each of the Guarantors to incur or guarantee additional debt or issue disqualified stock or preferred stock; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments; incur certain liens; enter into transactions with affiliates; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; create certain restrictions on the Guarantors to make dividends or other payments to the Company; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important exceptions and qualifications. The Indenture and the Notes also provide for certain customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or be declared due and payable or would allow the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable by notice in writing to the Issuer and, upon such declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of March 1, 2021, by and between Adtalem Escrow Corporation, as escrow issuer, and U.S. Bank National Association, as trustee and notes collateral agent.
4.2	Form of 5.500% Senior Notes due 2028 (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

Date: March 1, 2021	By:	/s/ Michael O. Randolfi
		Name:	Michael O. Randolfi
		Title:	Senior Vice President,

Chief Financial Officer
(Principal Financial Officer)